Exhibit 3.1

AKARI THERAPEUTICS, PLC

Company No. 5252842

ARTICLES OF ASSOCIATION
The Companies Act 2006

Public Company Limited by Shares

(proposed for adoption at the general meeting
of the company on 8 December 2020)

CONTENTS

1. Preliminary	1
2. Liability of members	3
3. Share capital and variation of rights	3
4. Certificates and shares	5
5. Uncertificated Shares	6
6. Calls on shares	7
7. Transfer of shares	9
8. Forfeiture of shares	10
9. Transmission of shares	11
10. Disclosure of interests in shares	12
11. Increase of capital	14
12. Alteration of capital	14
13. General meetings	15
14. Notice of general meetings	16
15. Proceedings at general meetings	16
16. Votes of members	16
17. Corporations acting by representatives	16
18. Directors	16
19. Alternate Directors	16
20. Powers and duties of Directors	16
21. Borrowing powers	16
22. Proceedings of committees	16
23. Appointment and retirement of Directors	16
24. Disqualification and removal of Directors	16
25. Executive and other directors	16
26. Directors’ interests	16
27. Conflicts of interest requiring Board authorisation	16
28. Proceedings of Directors	16
29. Secretary	16
30. Minutes	16

- ii -

31. Seal and authentication of documents	16
32. Dividends	16
33. Reserves	16
34. Capitalisation of profits	16
35. Accounts	16
36. Record dates	16
37. Audit	16
38. Notices	16
39. Untraced shareholders	16
40. Destruction of documents	16
41. Winding up	16
42. Indemnity	16
43. Indemnity against claims in respect of shares	16
44. Derivative actions	16
45. Deferred shares	16

- iii -

1.	Preliminary

1.1	In these articles of association, the following words and expressions have the following meanings if not inconsistent with the subject or context:

Auditors	the auditors of the company from time to time;
Board	the board of directors present at a duly convened and quorate meeting or Directors at a duly authorised committee of Directors as the context requires;
Business Day	a day between Monday and Friday (excluding public holidays), inclusive, on which clearing banks are open in the City of London and New York;
CA 2006	Companies Act 2006 as amended or re-enacted from time to time;
Default Shares	has the meaning as ascribed to it regulation 10.1;
Director	a director from time to time of the company;
Disenfranchisement Notice	a notice served by the company on the holder of Default Shares in accordance with regulation 10.1;
Dividend	a dividend or bonus;
elected ordinary shares	has the meaning as ascribed to it in regulation 32.12.6;
electronic facility	a website, conference-call system or other device, system, procedure, method or facility providing an electronic means of attendance at and/or participation in a general meeting;
excepted transfer	has the meaning as ascribed to it in regulation 10.7.3;
executed	any mode of execution including signed, sealed or authenticated in some other way;
holder	in relation to shares in the company, a member whose name is entered in the register of members as the holder of those shares;
Listing Rules	the rules of the Nasdaq Stock Market or any other market or exchange to which shares of the company are admitted to trading with the company’s consent and any relevant listing authority, as applicable;

member	any holder for the time being of shares in the capital of the company of whatever class;
month	calendar month;
Office	the registered office for the time being and from time to time of the company;
Operator	Euroclear UK & Ireland Limited or such other person as may for the time being be approved by HM Treasury as Operator under the Uncertificated Securities Regulations;
Ordinary Shares	the ordinary shares of USD0.0001 each in the capital of the company;
paid up	includes credited as paid up;
principal place	the place specified as such in the notice of any general meeting of the company or, if only one place is given in the notice, that place;
Relevant Director	has the meaning ascribed to it in regulation 27.1;
relevant value	has the meaning ascribed to it in regulation 32.12.2;
seal	the common seal of the company;
Secretary	the secretary of the company and, subject to the provisions of the Statutes, includes an assistant or deputy secretary and any person appointed by the Directors to perform any of the duties of the secretary;
Section 793 Notice	a notice served by the company under section 793, CA 2006;
Statutes	CA 2006, and all other statutes and secondary legislation for the time being in force relating to companies to the extent that they apply to the company; and
Uncertificated Securities Regulations	the Uncertificated Securities Regulations 2001 (SI 2001/3755).

1.2	Where the context so requires, words denoting the singular include the plural and vice versa, words denoting the masculine gender include the feminine, and persons include corporations, partnerships, other incorporated bodies and all other legal entities, with the necessary adaptation.

1.3	Words and expressions defined in CA 2006 have the same meanings in these articles, unless the context otherwise requires.

1.4	Where these articles refer to a relevant system in relation to any share, the reference is to the system in which that share is a participating security at the relevant time.

1.5	Any reference to a provision of any statute, statutory instrument, note, order or regulation is construed as a reference to such provision as amended, modified, consolidated or re-enacted from time to time. References to applicable law shall include references to Listing Rules and the securities laws of the United States and subdivisions thereof as far as they apply to the company under their provisions or these articles.

1.6	References in these articles to a share being in uncertificated form are references to that share being an uncertificated unit of a security.

1.7	The headings are inserted for convenience and do not affect the construction of these articles.

1.8	Subject to the Statutes and other applicable laws and Listing Rules, unless the context requires otherwise:

1.8.1	a place (for the holding of a meeting, the conduct of a poll, or any other purpose) may be a physical place or an electronic facility;

1.8.2	any reference to a meeting refers to a meeting convened and held in any manner permitted by these articles, including a general meeting of the company at which some or all persons participate in more than one physical places; and

1.8.3	the words participate, attend and present, their cognates and similar words shall be construed in accordance with the above provisions and regulation 13.4.

2.	Liability of members

The liability of members of the company is limited to the amount, if any, unpaid on the shares held by them.

3.	Share capital and variation of rights

3.1	Subject to the provisions of the Statutes and to the authority of the company in general meeting, the Board has unconditional authority to allot, grant options over, issue warrants to subscribe, offer or otherwise deal with or dispose of any shares of the company to such persons, at such times and generally on such terms and conditions as they may determine, including issuing shares with such preferred or deferred rights as resolved by the company in general meeting.

3.2	Subject to the provisions of the Statutes and to the authority of the company in general meeting, the company has power to purchase its own shares, including any redeemable shares.

3.3	When any shares are to be issued, the Board may vary the amount of calls to be paid and the time of payment of such calls as between the allottees of such shares.

3.4	If by the conditions of allotment of any share the whole or part of its issue price is payable by instalments, every such instalment will, when due, be paid to the company by the person who for the time being is the registered holder of the share.

3.5	The company may issue shares which are to be redeemed or are liable to be redeemed at the option of the company or the shareholders.

3.6	In addition to all other powers of paying commissions, the company may exercise the powers conferred by the Statutes of paying commissions to persons subscribing or procuring subscriptions for shares of the company, or agreeing so to do, whether absolutely or conditionally. Subject to the provisions of the Statutes and to any Listing Rules, any such commissions may be satisfied by the payment of cash or, by the allotment of fully or partly paid shares of the company or by any such combination. The company may also, on any issue of shares, pay such brokerage as may be lawful.

3.7	Except as required by law, no person will be recognised by the company as holding any share upon any trust, and except only as otherwise provided by these articles or as required by law or under an order of a court of competent jurisdiction, the company will not be bound by or recognise any equitable, contingent, future or partial interest in any share, or any interest in any fraction or part of a share, or any other right in respect of any share, except an absolute right to the entirety of it in the registered holder.

3.8	Subject to the Statutes and to regulation 3.1, if at any time the capital of the company is divided into different classes of shares, all or any of the rights or privileges attached to any class may be varied or abrogated either in such manner, if any, as may be provided by such rights, or in the absence of any such provision, with the consent in writing of the holders of at least three fourths of the nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares), or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class, but not otherwise.

3.9	All the provisions of these articles relating to general meetings of the company, or to the proceedings at them, and the provisions of sections 284, 307 and 310, CA 2006 apply to every such separate meeting referred to in regulation 3.8, with any necessary modifications. The quorum at an adjourned meeting will be one person holding shares of the class in question or his proxy. Any holder of shares of the class in question present in person or by proxy may demand a poll.

3.10	The creation or issue of shares ranking equally with or subsequent to the shares of any class will not, unless otherwise expressly provided by these articles or the rights attached to such shares as a class, be deemed to be a variation of the rights of such shares.

4.	Certificates and shares

4.1	Every person whose name is entered as a member in the Register, other than a person in respect of whom the company is not required by law to complete and have ready for delivery a certificate (by virtue of the conditions of issue of such shares or section 778, CA 2006 or otherwise) is entitled, without payment, to one certificate for all the shares of each class for the time being held by him or, upon payment of such reasonable out-of-pocket expenses as the Board may from time to time determine for every certificate after the first, to several certificates, each for one or more of his shares.

4.2	Every certificate will:

4.2.1	be issued within two months after allotment or the lodgement with the company of the transfer of the shares, not being a transfer which the company is for any reason entitled to refuse to register and does not register, unless the conditions of issue of such shares otherwise provide and except as exempted by virtue of section 778, CA 2006;

4.2.2	be issued under the official seal kept by the company by virtue of section 50, CA 2006 or otherwise in accordance with the Statutes and as the Board may, by resolution decide, either generally or in relation to any specific case or cases; and

4.2.3	specify the number and class and distinguishing numbers, if any, of the shares to which it relates, and the amount paid up on them.

4.3	The company is not bound to register more than four persons as the joint holders of any share or shares, except in the case of executors or trustees of a deceased member. In the case of a share held jointly by several persons, the company is not bound to issue more than one certificate for it. Delivery of a certificate for a share to one of several joint holders will be sufficient delivery to all.

4.4	Where a member transfers part of his holding of shares, he will be entitled to a certificate for the balance of his holding without charge.

4.5	Share certificates and certificates for debentures and, subject to the provisions of any instrument constituting or securing them, certificates issued under the official seal kept by the company by virtue of section 50, CA 2006, need not be signed or countersigned, or the signatures may be affixed to them by such mechanical means as may be determined by the Board.

4.6	If a share certificate is lost, destroyed, defaced or worn out, it will be renewed and, in case of loss or destruction, on such terms, if any, as to evidence an indemnity as the Board thinks fit, and, in case of defacement or wearing out, on delivery to the company of the old certificate.

4.7	The company will not make any charge for any certificate issued under regulation 4.6 but will be entitled to charge for any exceptional out-of-pocket expenses it incurred relating to the issue of any new certificate.

5.	Uncertificated Shares

5.1	Under and subject to the Uncertificated Securities Regulations, the Board may permit title to shares of any class to be evidenced otherwise than by certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is at the relevant time a participating class. The Board may also, subject to compliance with the Uncertificated Securities Regulations, determine at any time that title to any class of shares may from a date specified by the Board no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system.

5.2	In relation to a class of shares which is a participating class and for so long as it remains a participating class, no provision of these articles shall apply or have effect to the extent that it is inconsistent in any respect with:

5.2.1	the holding of shares of that class in uncertificated form;

5.2.2	the transfer of title to shares of that class by means of a relevant system; or

5.2.3	any provision of the Uncertificated Securities Regulations; and, without prejudice to the generality of this article, no provision of these articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering up by the Operator so long as that is permitted or required by the Uncertificated Securities Regulations, of an Operator register of securities in respect of that class of shares in uncertificated form.

5.3	Shares of a class which is at the relevant time a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Uncertificated Securities Regulations.

5.4	If, under these articles or the Statutes, the company is entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an uncertificated share, then, subject to these articles and the Statute, such entitlement shall include the right of the Board to:

5.4.1	require the holder of the uncertificated share by notice in writing to change that share from uncertificated to certificated form within such period as may be specified in the notice and keep it as a certificated share for as long as the Board requires;

5.4.2	appoint any person to take such other steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such share as may be required to effect the transfer of such share and such steps shall be as effective as if they had been taken by the registered holder of that share; and

5.4.3	take such other action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

5.5	Unless the Board determines otherwise, shares which a member holds in uncertificated form shall be treated as separate holdings from any shares which that member holds in certificated form but a class of shares shall not be treated as two classes simply because some shares of that class are held in certificated form and others in uncertificated form.

5.6	Unless the Board determines otherwise or the Uncertificated Securities Regulations require otherwise, any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares.

5.7	The company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the Uncertificated Securities Regulations and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the company in reliance on such assumption. Any provision of these articles which requires or envisages that action will be taken in reliance on information contained in the register of members shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

6.	Calls on shares

6.1	The Board may, subject to the provisions of these articles and to any conditions of allotment, from time to time make calls upon the members in respect of any money unpaid on their shares, whether on account of the nominal value of the shares or by way of premium. Each member will, subject to being given at least 14 days’ notice specifying the time or times and place of payment, pay to the company at the time or times and place so specified the amount called on his shares.

6.2	A call may be payable by instalments and may be postponed or wholly revoked or in part revoked, as the Board may determine.

6.3	A call will be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

6.4	The joint holders of a share are jointly and severally liable to pay all calls in respect of it and any one of such persons may give effective receipts for any return of capital payable in respect of such shares.

6.5	If by the terms of any admission document, prospectus, listing particulars or any other document relating to an issue of shares in the company or by the conditions of allotment, any amount is payable in respect of any shares by instalments, every such instalment will be payable as if it were a call duly made by the Board of which due notice had been given.

6.6	If a sum called in respect of a share is not paid before or on the day appointed for its payment, the person from whom the sum is due must pay interest on the sum at such rate as may be fixed by the terms of allotment of the share or, if no rate is fixed, at the appropriate rate, as defined by section 592, CA 2006, from the day appointed for its payment to the time of actual payment. The Board is at liberty to waive payment of such interest wholly or in part.

6.7	Any sum which by or pursuant to the terms of issue of a share becomes payable upon allotment or at any fixed date, whether on account of the amount of the share or by way of premium, will for all the purposes of these articles be deemed to be a call duly made and payable on the date on which, by or pursuant to the terms of issue, it becomes payable. In case of non-payment, all the relevant provisions of these articles as to payment of interest, forfeiture or otherwise apply as if such sum had become payable by virtue of a call duly made and notified.

6.8	The Board may make arrangements on the issue of shares for a difference between the holders in the amount of calls to be paid and in the times of payment.

6.9	The Board may receive from any member willing to advance it all or any part of the money unpaid upon the shares held by him, beyond the sums actually called up on them, as a payment in advance of calls, and such payment in advance of calls will extinguish, so far as they extend, the liability upon the shares in respect of which it is advanced. The company may pay interest upon the money so received, or so much of it as from time to time exceeds the amount of the calls then made upon the shares in respect of which it has been received, at such rate as the member paying such sum and the Board agree. Any such payment in advance will not entitle the holder of the shares in question to participate in any dividend in respect of the amount advanced.

7.	Transfer of shares

7.1	Any member may (subject to the terms of issue of the relevant shares) transfer any of his certificated shares by instrument of transfer in any usual form or in such other form as the Board approves. The instrument must be executed by or on behalf of the transferor and (except in the case of a share which is fully paid up) by or on behalf of the transferee but need not be under seal. The transferor is deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect of it. Transfers of shares in uncertificated form will be effected by means of the relevant system in accordance with the Statutes, these articles and any resolution of the Board taken in compliance with the relevant Listing Rules applicable to the company’s shares.

7.2	Subject to regulation 4, the Board may refuse to register a transfer or a certified share unless the instrument of transfer:

7.2.1	is in respect of only one class of shares;

7.2.2	is in favour of not more than four joint transferees;

7.2.3	is duly stamped (if required);

7.2.4	is in compliance with all applicable rules and regulations; and

7.2.5	is lodged at the Office or such other place as the Board may decide accompanied by the certificate for the shares to which it relates (except in the case of a transfer by a person to whom no certificate was issued) and such other evidence (if any) as the Board may reasonably require to prove the title of the transferor and the due execution by him of the transfer or, if the transfer is executed by some other person on his behalf, the authority of that person to do so.

7.3	The Board may in its absolute discretion and without giving any reasons, refuse to register any transfer of a certificated share which is not fully paid, but this discretion may not be exercised in such a way as to prevent dealings in the shares from taking place on an open and proper basis.

7.4	The Board may, in circumstances permitted by the Listing Rules, disapprove the transfer of a certificated share if the exercise of such power does not disturb the market in the shares.

7.5	The Board may refuse to register the transfer of an uncertificated share in any circumstances permitted by law if the exercise of such power does not disturb the market in the shares. Where the Listing Rules do not authorise the Board to refuse to register a transfer, than the Board shall have no such authority.

7.6	If the Board refuses to register a transfer of any share it must send to the transferee a notice of such refusal within whichever of the following periods is the shorter:

7.6.1	the time required by the Listing Rules; and

7.6.2	two months after the date on which the transfer was lodged with the company.

7.7	No fee will be charged for the registration of a transfer or other document relating to or affecting the title to any share or for making any entry in the Register affecting the title to any share.

7.8	Subject to regulation 40, all instruments of transfer which are registered may be retained by the company but any instrument of transfer which the Board refuses to register will (except in the case of suspected fraud) be returned to the person depositing it when notice of the refusal is given.

8.	Forfeiture of shares

8.1	If a member fails to pay any call or instalment of a call before or on the date appointed for its payment the Board may, at any time after that date, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued on it and all expenses incurred by the company by reason of such non-payment.

8.2	The notice will name a further date, not earlier than 14 days from the date of its service, on or before which, and the place where, the payment required by the notice is to be made, and will state that, in the event of non-payment on or before the date, and at the place appointed, the shares on which the call was made will be liable to be forfeited.

8.3	If the requirements of any such notice are not complied with, any share in respect of which it has been given may at any time before payment of all calls, interest and expenses due in respect of it has been made, be forfeited by a resolution of the Board. Such forfeiture will include all dividends which have been declared on the forfeited shares and not actually paid before the forfeiture.

8.4	When any share has been forfeited, notice of the forfeiture will be served upon the person who was before forfeiture the holder of it, but no forfeiture will be in any manner invalidated by any omission to give such notice. Subject to the provisions of the Statutes, any share so forfeited will become the property of the company, no voting rights may be exercised in respect of it and the Board may within three years of such forfeiture sell, re-allot, or otherwise dispose of it in such manner as they think fit, either to the person who was before the forfeiture its holder, or to any other person, and either with or without any past or accruing dividends, and in the case of re-allotment, with or without any money paid on it by the former holder being credited as paid up on it. Any share not so disposed of within a period of three years from the date of its forfeiture will be cancelled in accordance with the provisions of the Statutes.

8.5	The Board may at any time, before any share so forfeited has been cancelled or sold, re-allotted or otherwise disposed of, annul the forfeiture upon such conditions as they think fit.

8.6	A person whose shares have been forfeited ceases to be a member in respect of the forfeited shares and must, if the shares are certificated shares, surrender to the company the certificate for them. That person remains liable to pay to the company all money which at the date of forfeiture was payable by him to the company in respect of the shares and interest on them in accordance with regulation 6.6, and the Board may enforce payment without any allowance for the value of the shares at the time of forfeiture.

8.7	A statutory declaration by a Director or the Secretary that a share has been duly forfeited on a date stated in the declaration, is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. Such declaration and the receipt by the company of the consideration, if any, given for the share on its sale, re-allotment or disposal, together with the certificate, if any, for the share delivered to a purchaser or allottee of it, subject to the execution of a transfer if so required, constitutes a good title to the share. Where a forfeited share held in uncertificated form is to be transferred to any person, the Board may exercise any of the company’s powers to effect the transfer of the share to that person. The company may receive any consideration for the share on its disposal. The person to whom the share is sold, re-allotted or disposed of will be registered as its holder and will not be bound to see to the application of any consideration, nor will his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.

8.8	The Board may accept the surrender of any share liable to be forfeited under these articles and in any such case any reference in these articles to forfeiture includes surrender.

9.	Transmission of shares

9.1	If a member dies, the survivors or survivor (where the deceased was a joint holder) and the executors or administrators of the deceased (where he was a sole or only surviving holder) are the only persons recognised by the company as having any title to his interest in the shares. Nothing in this regulation will release the estate of a deceased joint holder from any liability in respect of any share jointly held by him.

9.2	Except as provided in these regulations, any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon producing such evidence as to his title as may be required by the Board and subject to any provisions contained within the Listing Rules, elect either to be registered himself as the holder of the share or to have some person nominated by him registered as its holder.

9.3	If the person becoming entitled by transmission to a certificated share elects to be registered himself, he must deliver or send to the company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, and the share is a certificated share, he must signify his election by signing a transfer of the share in favour of that person. If the person elects to be registered or have another person registered, and the share is an uncertificated share, he must take any action as the Board may require including, without limitations, the execution of any document and the giving of any instruction by means of a relevant system to enable himself or that other person to be registered as the holder of the share. All the limitations, restrictions and provisions of these regulations relating to the right to transfer and the registration of transfers of shares apply to any such notice or transfer as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by such member.

9.4	A person becoming entitled to a share in consequence of the death or bankruptcy of a member will, upon supply to the company of such evidence as the Board may reasonably require as to his title to the share, be entitled to receive and may give a discharge for all benefits arising or accruing on or in respect of the share, but he will not be entitled in respect of that share to receive notices of or to attend or vote at meetings of the company, or, except as previously stated, to any of the rights or privileges of a member until he has become a member in respect of the share. The Board may at any time give notice requiring any such person who is the holder of a fully paid up share to elect either to be registered himself or to transfer the share and, if within 60 days the notice is not complied with, such person will be deemed to have elected to be registered as a member in respect of the share and may be registered accordingly.

10.	Disclosure of interests in shares

10.1	Where the company serves a Section 793 Notice on a member, or another person whom the company knows or has reasonable cause to believe to be interested in shares held by that member, and the member or other person fails in relation to any such shares including any shares issued to such member after the date of the Section 793 Notice in respect of those shares (Default Shares) to give the company the information required within 14 days following the date of service of the Section 793 Notice, the Board may serve a Disenfranchisement Notice on the holder of such Default Shares.

10.2	Upon service of a Disenfranchisement Notice on a holder the sanctions set out in regulations 10.3 and 10.4 apply, unless the Board otherwise determines.

10.3	The Member is not entitled in respect of the Default Shares to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll or to exercise other rights conferred by membership in relation to the meeting or poll.

10.4	Where the Default Shares represent at least 0.25 per cent. in nominal value of the issued shares of their class (calculated exclusive of any shares held as treasury shares):

10.4.1	a dividend (or any part of a dividend) or other amount payable in respect of the Default Shares will be withheld by the company and no interest will be payable on it, and the member is not entitled to elect, under regulation 32.12, to receive shares instead of a dividend; and

10.4.2	no transfer of any of the Default Shares will be registered unless:

10.4.2.1	the transfer is an excepted transfer; or

10.4.2.2	the member is not himself in default in supplying the information required and proves to the satisfaction of the Board that no person in default in supplying the information required is interested in any of the relevant shares;

10.4.3	the registration of the Transfer is regulated by any regulations binding on the company in respect of uncertificated shares.

10.5	The sanctions under regulations 10.1 to 10.4 cease to apply seven days after the earlier of receipt by the company of:

10.5.1	notice of registration of an excepted transfer, in relation to the Default Shares; and

10.5.2	all information required by the Section 793 Notice, in a form satisfactory to the Board, in relation to any Default Shares.

10.6	Where the company issued a Section 793 Notice to another person on the basis of information obtained from a member in respect of a share held by the member, it must at the same time send a copy of the Section 793 Notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, does not invalidate or otherwise affect the application of regulations 10.1 to 10.4.

10.7	For the purpose of regulations 10.1 to 10.6:

10.7.1	interested has the meaning given to it in sections 820 to 825, CA 2006;

10.7.2	reference to a person having failed or defaulted to give the company the information required by a Section 793 Notice, includes:

10.7.2.1	reference to his having failed or refused to give all or any part of it; and

10.7.2.2	reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

10.7.3	excepted transfer means, in relation to shares held by a member:

10.7.3.1	a transfer pursuant to acceptance of a takeover bid for the company as defined in regulation 2 of the Takeovers Directive (no. 2004/25/EC);

10.7.3.2	a transfer in consequence of a sale made through a recognised investment exchange (as defined in the Financial Services and Markets Act 2000) or another stock exchange outside the United Kingdom on which shares in the capital of the company are normally traded; or

10.7.3.3	a transfer which is shown to the satisfaction of the Board to be made in consequence of a bona fide sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

10.8	Regulations 10.1 to 10.7 are in addition to and without prejudice to the Statutes.

11.	Increase of capital

11.1	The company may from time to time by ordinary resolution increase its capital by such sum, to be divided into shares of such amounts and carrying such rights, as the resolution may prescribe.

11.2	All new shares are subject to the provisions of these articles with reference to payment of calls, transfer, transmission and otherwise. Unless otherwise provided by these articles, by the resolution creating the new shares or by the conditions of issue, the new shares will upon issue be Ordinary Shares.

12.	Alteration of capital

12.1	The company may by ordinary resolution:

12.1.1	consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares; or

12.1.2	subdivide its shares, or any of them, into shares of smaller nominal value subject nevertheless to the Statutes, and reclassify them, and so that the resolution by which any share is subdivided may determine that, as between the holders of the shares resulting from such subdivision, one or more of the shares may have any such preferred or other special rights over or may have such deferred rights or be subject to any such restrictions as compared with the others as the company has power to attach to new shares.

12.2	The company may from time to time by special resolution reduce its share capital, any redenomination reserve, capital redemption reserve or share premium account, and (if permitted by the Statutes) any other non-distributable reserves in any manner authorised by the Statutes and diminish the amount of its share capital by the amount of the shares so cancelled.

12.3	If any shares are consolidated or consolidated and then divided, the Board has power to deal with any fractions of shares which result. If the Board decides to sell any shares representing fractions, it may do so for the best price reasonably obtainable and distribute the net proceeds of sale among members in proportion to their fractional entitlements or, subject to the applicable law, retain those proceeds for the benefit of the company. The Board may arrange for any shares representing fractions to be entered in the register of members as certificated shares if they consider that this makes it easier to sell them. The Board may sell those shares to anyone, including the company if the Statutes allow, and may authorise any person to transfer or deliver the shares to the buyer or in accordance with the buyer’s instructions. The buyer shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

13.	General meetings

13.1	Subject to the provisions of the Statutes, the annual general meeting will be held at such time and place or places as the Board may determine, any of which may be electronic facilities, and the Board may determine that the meeting will be hold solely by means of one or more such electronic facilities, with no physical place.

13.2	The Board may call a general meeting whenever they think fit, and must do so when required under Chapter 3, CA 2006 or under the Listing Rules and in accordance thereof. General meetings must also be convened on such requisition, or in default may be convened by such requisitionists or by court order, as provided by section 305, CA 2006 or under the Listing Rules, and in accordance thereof.

13.3	In the case of any general meeting the Board or the chairman of the meeting may (in the notice of the meeting or subsequently, notwithstanding the specification in the notice of the general meeting) make arrangements for simultaneous attendance and participation at other places by members and proxies entitled to attend the general meeting, whether for convenience or because any such persons are excluded from the principal place due to lack of space. Such arrangements for simultaneous attendance at the meeting may include arrangements regarding the level of attendance at the other places but they must operate so that any members and proxies excluded from attendance at the principal place are able to attend at one of the other places. So as to facilitate the organisation and administration of any general meeting to which such arrangements apply, the Board may arrange for the issue of tickets, on a basis intended to afford to all members and proxies entitled to attend the meeting an equal opportunity of being admitted to the principal place, or impose some other random means of selection or otherwise as it, in its absolute discretion, considers appropriate. The Board may from time to time vary any such arrangements or make new arrangements in their place and the entitlement of any member or proxy to attend a general meeting at the principal place will be subject to such arrangements as are, for the time being, in force whether stated in the notice of the meeting to apply to that meeting or notified to the members concerned subsequent to the despatch of the notice of the meeting.

13.4	Any general meeting will be duly constituted and its proceedings valid for so long as the chairman is satisfied that facilities are available, at each of the places at which persons are permitted by the Board in accordance with these articles to be present, to enable each member attending the meeting (by whatever means) to:

13.4.1	participate in the business of the meeting;

13.4.2	hear all the people who speak at the meeting;

13.4.3	be heard by all other people attending and participating in the meeting; and

13.4.4	exercise any right to vote on any resolution at the meeting so that his vote can be taken into account in deciding whether or not that resolution is passed.

A person who participates at any of those places shall be deemed for all purposes of the Statutes and these articles to be present or in attendance at, counted in the quorum for, and entitled to participate in the business of, the general meeting to the same extent as he would have been had he been physically present in the same location as the chairman of the meeting.

13.5	All persons seeking to attend or participate in a general meeting by way of an electronic facility shall be responsible for maintaining adequate facilities to enable them to do so. Subject only to the right for the chairman to adjourn a meeting in accordance with regulation 15.6, any inability of any number of persons to attend or participate in a general meeting shall not invalidate the proceedings of that meeting.

13.6	For the purpose of these articles, any general meeting will be treated as being held and taking place at the principal place unless the notice of meeting says otherwise or the chairman of the meeting decides otherwise.

14.	Notice of general meetings

14.1	Subject to the provisions of section 307, CA 2006, an annual general meeting must be called by at least 21 days’ notice, and all other general meetings must be called by at least 14 days’ notice. The notice is exclusive of the day on which it is served, or deemed to be served, and of the day for which it is given.

14.2	Every notice must specify the principal place, any other place at which members or proxies are to be permitted to be present, the day and the time of meeting, the general nature of the business to be conducted and such other information as is required by law, and in the case of an annual general meeting, must specify the meeting as such. For any of those places that is an electronic facility, the notice shall specify the means of attendance and participation and any known access, identification and security requirements in accordance with regulation 15.1.

14.3	Notices must be given in the manner stated in these articles to all the members holding legal title to shares, other than those who under the provisions of these articles or under the rights attached to the shares held by them are not entitled to receive the notice, to each of the Directors and to the auditors.

14.4	Notwithstanding that it is called by shorter notice than that specified in regulation 14.1, a meeting of the company is deemed to have been duly called if it is so agreed:

14.4.1	in the case of a meeting called as an annual general meeting, by all the members entitled to attend and vote at it; or

14.4.2	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right (excluding any shares held as treasury shares).

14.5	If the Board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting on the date or at the time or place (or places) specified in the notice calling the general meeting, it may postpone the general meeting to another date, time and/or place (or places).

14.6	The accidental omission to give notice of a meeting or resolution or to send any notification when required by the Statutes or these articles relating to the publication of a notice of meeting on a website or (in cases where proxies are sent out with the notice) the accidental omission to send a proxy to, or the non-receipt of any such notice, resolution, notification or proxy by, any person entitled to receive it will not invalidate the proceedings at that meeting.

14.7	In every notice calling a meeting of the company or any class of the members of the company, there will appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to exercise all the member’s rights and to attend, speak and vote instead of him, and that a proxy need not also be a member.

14.8	Where special notice of a resolution is required by any provision contained in CA 2006, the resolution is not effective unless notice of the intention to move it has been given to the company not fewer than 28 days, or such shorter period as CA 2006 permits, before the meeting at which it is moved, and the company must give to its members notice of any such resolution as required by and in accordance with the provisions of CA 2006.

14.9	It is the duty of the company, subject to the provisions of CA 2006, on the requisition in writing of such number of members as is specified in CA 2006 and, unless the company otherwise resolves, at the expense of the requisitionists:

14.9.1	to give to members entitled to receive notice of the next annual general meeting notice of any resolution which may properly be moved and is intended to be moved at that meeting; and

14.9.2	to circulate to members entitled to have notice of any general meeting sent to them, a statement of not more than 1,000 words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

15.	Proceedings at general meetings

15.1	The Board or the chairman of the meeting may direct that members or proxies wishing to attend any general meeting must comply with such requirements as they or he consider appropriate in the circumstances for the purpose of ensuring the security and orderly operation of the meeting, including (a) in the case of physical attendance at the meeting, identification and searches and (b) in the case of attendance by means of an electronic facility, measures to identify those taking part and ensure the integrity and stability of the electronic facility (including any voting facility). The Board or the chairman may, in their or his absolute discretion, refuse entry to, or eject from, a general meeting any person who fails to comply with these requirements.

15.2	No business may be transacted at any general meeting unless a quorum is present. Except as otherwise provided in these articles, two persons entitled to vote at the meeting, each being a member or a proxy for a member or a representative of a corporation which is a member, duly appointed as such in accordance with the Statutes, representing in the aggregate at least 15 per cent. of the total voting rights of all the members having the right to vote at the meeting, shall constitute a quorum. If at any time the company only has one member, such member in person, by proxy or if a corporation by its representative, shall constitute a quorum.

15.3	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of, or by, members, will be dissolved. In any other case, it will stand adjourned to the same day in the next week at the same time and place (or places), or to such other day and at such other time and place (or places) as the Board may determine.

15.4	If, at such adjourned meeting, a quorum is not present within 15 minutes from the time appointed for holding the meeting, the member or members present in person or by proxy and entitled to vote will have power to decide upon all matters which could properly have been disposed of at the meeting as originally convened. When a meeting is adjourned for 30 days or more, the company must give at least seven clear days’ notice, specifying the place (or places), the day and the time of the adjourned meeting and that the member or members present will form a quorum, but, subject to the Statutes, it will not be necessary for the notice to give any details of the business to be transacted at the adjourned meeting. Except as stated, it will not be necessary to give any notice of an adjournment.

15.5	The chairman, if any, of the Board, or in his absence some other Director nominated by the chairman in writing, will preside as chairman at every general meeting of the company, but if at any meeting neither the chairman nor such other Director is present within 15 minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present may choose some Director present to be chairman, or if no Director is present, or if all the Directors present decline to take the chair, the members present may choose some member present to be chairman.

15.6	The chairman may, with the consent of any meeting at which a quorum is present, and must if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally convened. If it appears to the chairman that the facilities or security at any place at which persons are permitted by the Board in accordance with these articles to be present at the meeting are inadequate for the purposes referred to in regulation 13.4, or that an adjournment is otherwise necessary so that the business of the meeting may be properly conducted, the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting.

15.7	At any general meeting, a resolution put to the vote of the meeting is decided on a show of hands, unless before or upon the declaration of the result of the show of hands a poll is demanded:

15.7.1	by the chairman; or

15.7.2	by not fewer than five members present in person or by proxy and entitled to vote at the meeting; or

15.7.3	by a member or members representing not less than one tenth of the total voting rights of all the members having the right to vote at the meeting; or

15.7.4	by a member or members holding shares of the company conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all the shares conferring that right.

15.8	Unless a poll is so demanded, a declaration by the chairman that a resolution has been carried, or carried unanimously or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the book containing the minutes of the proceedings of general meetings of the company is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

15.9	The instrument appointing a proxy to vote at a meeting is deemed also to confer authority to demand or join in demanding a poll and to vote on a poll on the election of a chairman and on a motion to adjourn a meeting. For the purposes of regulation 15.7, a demand by a person as proxy for a member is the same as a demand by the member.

15.10	If any votes are counted which ought not to have been counted or might have been rejected, or if any votes are not counted which ought to have been counted, the error will not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of it, and it is in the opinion of the chairman of the meeting of sufficient magnitude to vitiate the result of the voting.

15.11	In the case of a resolution duly proposed as a special resolution no amendment, other than an amendment to correct a patent error, may be considered or voted upon. In the case of a resolution duly proposed as an ordinary resolution, no amendment, other than an amendment to correct a patent error, may be considered or voted upon unless, either at least 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice in writing of the terms of the amendment and intention to move it is lodged at the Office, or the chairman, in his absolute discretion, decides that it may be considered or voted upon. If an amendment is proposed to any resolution under consideration but is ruled out of order by the chairman of the meeting the proceedings on the substantive resolution will not be invalidated by any error in such ruling.

15.12	Subject to the provisions of regulation 15.13, if a poll is duly demanded, it will be taken in such manner as the chairman may direct, including the use of ballot or voting papers or tickets, and the result of a poll will be deemed to be the resolution of the meeting at which the poll was demanded. The chairman may, in the event of a poll, appoint scrutineers, who need not be members, and may fix some place (or places) and time for the purpose of declaring the result of the poll.

15.13	A poll demanded on the election of a chairman or on a question of adjournment must be taken immediately. A poll demanded on any other question must be taken immediately or at such time and place (or places) as the chairman directs, not being more than 30 days from the date of the meeting or the adjourned meeting at which the poll was demanded. No notice need be given of a poll not taken immediately if the time and place (or places) at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least seven days’ notice must be given specifying the time and place (or places) at which the poll is to be taken.

15.14	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded is entitled to a further or casting vote.

15.15	The demand for a poll will not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

15.16	A demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman, and a demand so withdrawn will not be taken to have invalidated the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn with the consent of the chairman, the meeting will continue as if the demand had not been made.

16.	Votes of members

16.1	Subject to any special rights or restrictions as to voting attached to any share by or in accordance with these articles, every member entitled to vote, whether personally present at a meeting or represented by one or more duly appointed proxies or one or more duly authorised corporate representatives, has one vote on both a show of hands and on a vote by poll for each share of which he is the holder. Voting shall be on a count of votes. The Board may determine the right to vote at a meeting by reference to the register of members as at a time determined by the Board that is not more than 48 hours (or such longer period as may be allowed by the Statutes) before the time for the holding of the meeting.

16.2	In the case of joint holders of a share, the person whose name appears first in the Register is entitled, to the exclusion of the other joint holders, to vote, whether in person or by proxy, in respect of the share.

16.3	A member who is a patient within the meaning of the Mental Health Act 1983 may vote, whether on a show of hands or on a poll, by his receiver, curator bonis, or other person appointed by such court (who may on a poll vote by proxy) provided that such evidence as the Board may require of the authority of the person claiming to vote has been deposited at the Office not fewer than 48 hours before the time for holding the meeting or adjourned meeting at which such person claims to vote.

16.4	No member is entitled to be present or to be counted in the quorum or vote, either in person or by proxy, at any general meeting or at any separate meeting of the holders of a class of shares or on a poll or to exercise other rights conferred by membership in relation to the meeting or poll, unless all calls or other monies due and payable in respect of the member’s share or shares have been paid. This restriction ceases on payment of the amount outstanding and all costs, charges and expenses incurred by the company by reason of non-payment.

16.5	The company shall not be obliged to ascertain whether a proxy or representative of a corporation has voted in accordance with a member’s instructions and the failure of a proxy or representative so to do shall not vitiate the decision of the meeting on any resolution. No objection may be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or cast, and every vote not disallowed at such meeting will be valid for all purposes. Any such objection made in due time will be referred to the chairman of the meeting, whose decision is final, binding and conclusive.

16.6	On a poll, votes may be given either in person or by proxy and a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

16.7	Any person, whether a member or not, may be appointed to act as a proxy. A member may appoint more than one proxy to attend the same meeting so long as each proxy is appointed to exercise the rights attached to a different share or shares held by that member. Deposit of an instrument of proxy does not preclude a member from attending and voting in person at the meeting or any adjournment of it.

16.8	The appointment of a proxy must be in any usual form, or such other form as may be approved by the Board, and must be signed by the appointor or by his agent duly authorised in writing or if the appointor is a corporation, must be either under its common seal or signed by an officer or agent so authorised. If the appointment is in electronic form, it must be executed on behalf of the appointor. The Board may, but will not be bound to, require evidence of authority of such officer or agent. An instrument of proxy need not be witnessed.

16.9	The appointment of a proxy and (if required by the Board) any power of attorney or other authority under which it is executed, or a certified copy of such authority, must be delivered to the Office, or such other place (or places) specified for that purpose in the notice calling the meeting, or in any such proxy (or, where the appointment of the proxy was contained in an electronic communication, at the electronic address of the company), not fewer than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote (or such other time as may be specified for that purpose in the notice calling the meeting or in any such proxy in accordance with the Statutes). In default, the proxy will not be valid, but the Board may decide in any particular case to treat a proxy appointment as valid notwithstanding the default. The appointment of a proxy to vote at any meeting and deposited as set out in this regulation will authorise the proxy so appointed to vote on any poll taken or demanded at such meeting or at any adjournment of such meeting.

16.10	In relation to any shares which are held in uncertificated form, the Board may from time to time permit appointments of a proxy to be made by means of an electronic communication in the form of an uncertificated proxy instruction (that is, a properly authenticated dematerialised instruction, or other instruction or notification, which is sent by means of the relevant system concerned and received by such participant in that system acting on behalf of the company as the Board may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Board and subject always to the facilities and requirements of the relevant system concerned). The Board may in a similar manner permit supplements to, or amendments or revocations of, any such uncertificated proxy instruction to be made by like means. The Board may in addition, subject to the Uncertificated Securities Regulations, prescribe the method of determining the time at which any such properly authenticated dematerialised instruction or other instruction or notification is to be treated as received by the company or such participant. The Board may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

16.11	No appointment of a proxy will be valid after the expiry of 12 months from the date of its execution, or its receipt by the participant in the relevant system concerned acting on behalf of the company, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within 12 months from such date.

16.12	A vote given in accordance with the terms of a proxy or by the duly authorised representative of a corporate member or a poll demanded by proxy or by the duly authorised representative of a corporate member will be valid, notwithstanding, in the case of a proxy, the previous death or insanity of the principal, or the revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed, provided that no notice in writing (including by electronic communication) of such death, insanity or revocation has been received by the company at the Office at least two hours before the commencement of the meeting or adjourned meeting at which the proxy is used.

16.13	For the purposes of regulations 16.9 to 16.12 electronic address includes in the case of any uncertificated proxy instructions an identification number of a participant in the relevant system concerned.

16.14	The Board may at the expense of the company send, by post or otherwise, to the members proxies, with or without provision for their return prepaid, for use at any general meeting or at any separate meeting of the holders of any class of shares of the company either in blank or nominating in the alternative any one or more of the Directors or any other persons. If, for the purpose of any meeting, invitations to appoint as proxy a person, or one of a number of persons, specified in the invitations are issued at the company’s expense, they will be issued to all, and not to some only, of the members entitled to be sent a notice of the meeting and to vote at it by proxy.

16.15	In calculating any periods mentioned in this regulation 16 no account will be taken of any part of a day that is not a working day (within the meaning of section 1173, CA 2006).

17.	Corporations acting by representatives

Any corporation which is a member of the company may by resolution of its directors or other governing body authorise any person or persons as it thinks fit to act as its representative or representatives at any meeting of the company or of any class of members of the company. The person or persons so authorised will be entitled to exercise the same powers on behalf of the corporation which he or they represent as the corporation could exercise if it were an individual member of the company and the corporation will, for the purposes of these articles, be deemed to be present in person at any such meeting if any person so authorised is present at it.

18.	Directors

18.1	Unless otherwise determined by the company in general meeting, the number of Directors is not subject to a maximum but must not be fewer than three.

18.2	The Directors from time to time will be categorised into three classes, as follows:

18.2.1	Class A Directors, appointed as Director of the company for a one-year term (subject to reappointment in accordance with these articles);

18.2.2	Class B Directors, appointed as Director of the company for a two-year term (subject to reappointment in accordance with these articles); and

18.2.3	Class C Directors, appointed as Director of the company for a three- year term (subject to reappointment in accordance with these articles).

18.3	Upon appointment a Director will be categorised into a specific class of Directors. A Director of any class can at the end of his term be re-appointed as a director in accordance with regulation 23, and at the time of such reappointment will be categorised into the appropriate class (which can be a different class from the one in which such director was previously categorised).

18.4	A Director is not required to hold any share qualification but is nevertheless entitled to attend and speak at any general meeting or at any separate meeting of the holders of any class of shares of the company.

18.5	The chairman of the Board shall be elected by the shareholders in general meeting.

18.6	Without derogating from the rights of the other Directors, the chairman shall schedule the Board meetings and set their agenda.

18.7	Unless determined otherwise by the Board or by law, the chairman shall appoint the chairpersons and members of committees of the Board.

18.8	Subject to the other provisions in these articles each Director shall be elected for a term of not more than three years. At the end of such term, each such Director may stand for re-election.

19.	Alternate Directors

19.1	Any Director, other than an alternate Director, may at any time appoint any other Director, or any person approved by resolution of the Board, to be an alternate Director of the company, and may at any time remove any alternate Director so appointed by him from office and, subject to such approval by the Board, appoint another person in his place. An alternate Director so appointed is not required to hold any share qualification.

19.2	Subject to his giving to the company an address at which notices may be served upon him, an alternate Director is entitled to receive notices of all meetings of the Board and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in the absence of such appointor.

19.3	An alternate Director will cease to be an alternate Director on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases for any reason to be a Director. If, however, any Director retires whether by rotation or otherwise but is reappointed by the meeting at which such retirement took effect, any appointment made by him pursuant to regulation 19.1 which was in force immediately prior to his retirement will continue to operate after his re-appointment as if he had not so retired.

19.4	All appointments and removals of alternate Directors must be effected by notice in writing signed by the Director making or revoking such appointment sent to or left at the Office.

19.5	Except as otherwise provided in these articles, an alternate Director is deemed for all purposes to be an officer of the company and is alone responsible to the company for his own acts and defaults, and he is not deemed to be the agent of or for the Director appointing him. An alternate Director is not entitled to receive any remuneration from the company for his services as such but his remuneration is payable out of the remuneration payable to the Director appointing him, and will consist of such part, if any, of the latter’s remuneration as is agreed between them.

20.	Powers and duties of Directors

20.1	The business of the company is managed by the Board who may exercise all such powers of the company as are not by the Statutes or by these articles required to be exercised by the company in general meeting, subject nevertheless to the provisions of these articles and of the Statutes, and to such directions, whether or not inconsistent with these articles, as may be prescribed by the company by special resolution. No such direction and no alteration of these articles will invalidate any prior act of the Board which would have been valid if such direction or alteration had not been given or made. The general powers given by this regulation are not limited or restricted by any special authority or power given to the Board by any other regulation.

20.2	The Board may from time to time provide for the management and transaction of the affairs of the company in any specified locality, including abroad, in such manner as they think fit, and the provisions contained in regulations 20.3 to 20.5 are without prejudice to the general powers conferred by this regulation.

20.3	The Board may establish, hire or contract any councils, committees, local boards or agencies for managing any of the affairs of the company, either in the United Kingdom or elsewhere, and (subject to regulation 18.7) may appoint any persons to be members of such local boards, or managers or agents, and may fix their remuneration, and may delegate to any council, committee, local board, manager or agent any of the powers, duties, authorities and discretions vested in the Board, with power to sub-delegate, and may authorise the members of any local board, or any of them, to fill any vacancies in it, and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board think fit, and (subject to regulation 18.7) the Board may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation will be affected by it.

20.4	The Board may from time to time, and at any time, appoint, whether by power of attorney or otherwise, any corporation, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the agent of the company for such purposes and with such powers, authorities and discretions, not exceeding those vested in or exercisable by the Board under these articles, and for such period and subject to such conditions as they may think fit. Any such appointment may contain such provisions for the protection and convenience of persons dealing with any such agent as the Board may think fit, and may also authorise any such agent to sub-delegate all or any of the powers, authorities and discretions vested in him.

20.5	The Board may exercise the powers conferred upon the company by section 129, CA 2006 with regard to the keeping of an overseas branch register and the Board may, subject to the provisions of the Statutes, make and vary such regulations as they may think fit respecting the keeping of any such register.

20.6	The Board may establish and maintain, or procure the establishment and maintenance of, any pension, annuity or superannuation funds, whether contributory or otherwise, for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances and emoluments to, any persons who are or were at any time Directors of or in the employment or service of the company, or of any company which is a subsidiary of the company or is allied to or associated with the company or any such subsidiary or of any of the predecessors in business of the company or any such other company, or who may be or have been Directors or officers of the company, or of any such other company, and to the wives, widows, families and dependants of any such persons.

20.7	Subject to particulars with respect to the proposed payment being disclosed to the members of the company and to the proposal being approved by the company by ordinary resolution, if the Statutes so require, any Director who holds or has held any executive position or agreement for services is entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

20.8	The Board may also establish, subsidise and subscribe to any institutions, associations, societies, clubs or funds calculated to be for the benefit of, or to advance the interests and well-being of, the company or of any person or any other company mentioned in regulation 20.6, and make payments for or towards the insurance of any such person and subscribe or guarantee money for charitable or benevolent objects, or for any exhibition or for any political, public, general or useful object, and do any of such matters, either alone or in conjunction with any company mentioned in regulation 20.6.

20.9	The Board may exercise the voting power conferred by the shares in any other company held or owned by the company or exercisable by members of the Board as directors of such other company in such manner in all respects as they think fit, including its exercise in favour of any resolution appointing themselves or any of them directors or other officers or employees of such company or voting or providing for the payment of remuneration to such officers or employees.

20.10	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for money paid to the company, must be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board may from time to time determine by resolution.

21.	Borrowing powers

21.1	The Board may exercise all the powers of the company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part of it, and subject to the provisions of the Statutes, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the company or of any third party.

21.2	The Board may secure or provide for the payment of any money to be borrowed or raised by a mortgage of or charge upon all or any part of the undertaking or property of the company, both present and future, and upon any capital remaining unpaid upon the shares of the company whether called up or not, or by any other security. The Board may confer upon any mortgagees or persons in whom any debenture or security is vested such rights and powers as they think necessary or expedient. They may vest any property of the company in trustees for the purpose of securing any money so borrowed or raised and confer upon the trustees, or any receiver to be appointed by them, or by any debenture holder, such rights and powers as the Board may think necessary or expedient in relation to the undertaking or property of the company or its management or realisation, or the making, receiving, or enforcing of calls upon the members in respect of unpaid capital, and otherwise. The Board may make and issue debentures to trustees for the purpose of further security and the company may remunerate any such trustees.

21.3	The Board may give security for the payment of any money payable by the company in same manner as for the payment of money borrowed or raised.

21.4	The Board must keep a register of charges in accordance with the Statutes and the fee to be paid by any person, other than a creditor or member of the company for each inspection of the register of charges to be kept under CA 2006 is five pence.

22.	Proceedings of committees

22.1	Any committee formed pursuant to regulation 20.3 must, in the exercise of the powers, duties, discretions and authorities so delegated, conform to any regulations that may be imposed on it by the Board.

22.2	The meetings and proceedings of any such committee consisting of two or more members are governed by the provisions of these articles regulating the meetings and proceedings of the Board so far as they are applicable and are not superseded by any regulations made by the Board under regulation 22.1. No resolution of a committee is effective unless a majority of its members voting are Directors.

23.	Appointment and retirement of Directors

23.1	Subject to regulation 23.3, each Director shall retire at the next general meeting after the term of his office ends in accordance with regulation 18.2. A Director retiring at a general meeting, if he is not re-appointed, retains office until the meeting appoints someone in his place or, if it does not do so, until the end of that meeting.

23.2	Subject to the provisions of the Statutes and of these articles, the Directors to retire in every year include, so far as necessary to obtain the required number, any Director who wishes to retire and not to offer himself for re-election. Any further Directors so to retire are those who have been longest in office since their last appointment or re-appointment but, as between persons who became or were last re-appointed Directors on the same day, those to retire are determined by the Board at the recommendation of the chairman of the Board. A retiring Director is eligible for re-appointment, subject as set out in these articles.

23.3	In any two year period, a majority of the Directors must stand for re-election or replacement. In the event that this majority has not been met and the number of Directors eligible for retirement by rotation under the provisions of these articles are not met, any further Directors so to retire are those who have been longest in office since their last appointment or re-appointment but, as between persons who became or were last re-appointed Directors on the same day, those to retire are determined by the Board at the recommendation of the chairman of the Board. A retiring Director is eligible for re-appointment, subject as set out in these articles.

23.4	The company at the meeting at which a Director retires in the manner set out in regulation 23.1 may fill the vacated office and, in default, the retiring Director, if willing to act, is deemed to have been re-appointed, unless at such meeting it is expressly resolved not to fill the vacancy, or a resolution for the re-appointment of such Director is put to the meeting and lost.

23.5	No person other than a Director retiring at the meeting, unless recommended by the Directors for appointment, is eligible for appointment to the office of a Director at any general meeting unless, not fewer than seven more than 42 clear days before the day appointed for the meeting, there is given to the company notice in writing by some member duly qualified to be present and vote at the meeting for which such notice is given of his intention to propose such person for appointment stating the required particulars and, also, notice in writing signed by the person to be proposed of his willingness to be appointed.

23.6	At a general meeting, a motion for the appointment of two or more persons as Directors by a single resolution will be void, unless a resolution that it is so made has been first agreed to by the meeting without any vote being given against it and, for the purpose of this regulation, a motion for approving a person’s appointment or for nominating a person for appointment is treated as a motion for his appointment.

23.7	The company may from time to time by ordinary resolution increase or reduce the number of Directors and may also determine in what rotation such increased or reduced number is to go out of office. Without prejudice to the provisions of regulation 23.8, the company may by ordinary resolution appoint any person to be a Director, either to fill a casual vacancy or as an additional Director.

23.8	The Board and the company in general meeting each have power at any time, and from time to time, to appoint any person to be a Director, either to fill a casual vacancy or as an additional Director, but so that the total number of Directors does not at any time exceed the maximum number, if any, fixed by or in accordance with these articles. Subject to the provisions of the Statutes and of these articles, any Director so appointed by the Directors holds office only until the conclusion of the next following annual general meeting and is eligible for reappointment at that meeting. Any Director who retires under this regulation is not taken into account in determining the Directors who are to retire by rotation at such meeting.

23.9	Any contract of employment entered into by a Director with the company may not include a term that it is to continue or may be continued, otherwise than at the instance of the company, for a period exceeding two years during which the employment either cannot be terminated by the company by notice or can be so terminated only in specified circumstances, unless such term is first approved by ordinary resolution of the company.

23.10	There is no restriction as to the age of Directors except as required by the Statutes.

23.11	Only such persons who are nominated in accordance with the procedures set forth in this regulation shall be eligible to serve as directors.

24.	Disqualification and removal of Directors

24.1	The office of a Director must be vacated in any of the following events:

24.1.1	if, not being a Director who has agreed to serve as a Director for a fixed term, he resigns his office by notice in writing signed by him and authorised in such manner as the other Directors may require, sent to or left at the Office;

24.1.2	if he becomes bankrupt or makes any arrangement or composition with his creditors generally or applies to the court for an interim order under section 253, Insolvency Act 1986 in connection with a voluntary arrangement under that Act;

24.1.3	an order is made by any court having jurisdiction on the ground, however formulated, of mental disorder for his detention or for the appointment of a guardian or receiver or other person, by whatever name called, to exercise powers with respect to his property or affairs;

24.1.4	if he is absent from meetings of the Directors for six successive months without leave, and his alternate Director, if any, has not during such period attended in his place, and the Directors resolve that his office be vacated;

24.1.5	if he ceases to be a Director by virtue of any provision of the Statutes or pursuant to these articles; or

24.1.6	if he becomes prohibited by law from being a Director (after taking into account any grace period provisions or exceptions that may apply).

24.2	The company may in accordance with, and subject to the provisions of, the Statutes, by ordinary resolution of which special notice has been given, remove a Director before the expiry of his period of office and may appoint another person in his place. Such removal is without prejudice to any claim such Director may have for breach of any contract of service between him and the company. The person so appointed is subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last appointed or reappointed a Director.

25.	Executive and other directors

25.1	Subject to the provisions of the Statutes, the Board may from time to time and at any time appoint one or more of their body to hold any executive office in relation to the management of the business of the company on such terms, for such period and with or without such title(s) as they may decide. The Board may, from time to time, subject to the provisions of any service contract between the appointee(s) and the company, remove or dismiss him or them from such office and appoint another or others in his or their place or places.

25.2	A Director who holds any such executive office is, while he continues to hold that office, subject to retirement by rotation in accordance with the provisions of regulation 23, and he is taken into account in determining the retirement by rotation of Directors. He is also, subject to the provisions of regulation 24.1 and of any service contract between him and the company, subject to the same provisions as to removal and as to vacation of office as the other Directors of the company. If he ceases to hold the office of Director for any cause, his appointment as the holder of an executive office will also terminate, unless otherwise determined by the Board.

25.3	Subject to the Statutes, any Director may be paid by the company such remuneration for holding office as may be determined by the Board, which may consist of salary, commission, profit participation, share options, pension or insurance benefit or any combination of them, or otherwise.

25.4	The Board may entrust to and confer upon any Director appointed to any such executive office any of the powers exercisable by them, other than the power to make calls, upon such terms and conditions and with such restrictions as the Board think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

25.5	Subject to the provisions of the Statutes, the Board may from time to time, and at any time, pursuant to this regulation appoint any person to any post with such descriptive title including that of Director, whether as executive, group, divisional, departmental, deputy, assistant, local, advisory director or otherwise, as they may determine. They may define, limit, vary and restrict the powers, authorities and discretions of any person so appointed and may fix and determine his remuneration and duties, and subject to any contract between him and the company, may remove from such post any person so appointed. A person so appointed is not a Director for any of the purposes of these articles or of the Statutes, and accordingly is not a member of the Board or of any committee of the Board, nor is he entitled to be present at any meeting of the Board or of any such committee, except at the request of the Board or of such committee. If present at such request, he is not entitled to vote at such meeting.

26.	Directors’ interests

26.1	A Director, including an alternate Director, may hold any other office or place of profit under the company, other than the office of auditor, in conjunction with his office of Director and may act in a professional capacity to the company, on such terms as to tenure of office, remuneration and otherwise as the Board may determine.

26.2	Subject to the Statutes and to the provisions of these articles, no Director or intending Director, including an alternate Director, is disqualified by his office from contracting with the company either with regard to his tenure of any other office or place of profit, or as seller, purchaser or otherwise. No such contract, or any contract or arrangement entered into by or on behalf of the company in which any Director is in any way, whether directly or indirectly, interested, is liable to be avoided, nor is any Director so contracting or being so interested obliged to account to the company for any profit realised by any such contract or arrangement by reason of the Director holding that office or of his fiduciary relationship with the company.

26.3	Any Director, including an alternate Director, may continue to be or become a director or other officer or member of or otherwise interested in any other company promoted by the company or in which the company may be interested, as a member or otherwise, or which is a holding company of the company or a subsidiary of any such holding company. No such Director is accountable for any remuneration or other benefits received by him as a director or other officer or member of, or from his interest in, any such other company. The Board may exercise the voting power conferred by the shares in any other company held or owned by the company, or exercisable by the directors of such other company, in such manner in all respects as they think fit, subject to the restrictions contained in regulation 26.14.

26.4	If a Director is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the company, he must declare the nature and extent of his interest to the other Directors before the transaction or arrangement is entered into. This may (but need not) be done in any of the ways set out in regulation 26.5.

26.5	If a Director is in any way, directly or indirectly, interested in a transaction or arrangement that has been entered into by the company (before or after he became a Director), he must declare the nature and extent of his interest to the other Directors (to the extent that he has not already declared it under regulation 26.4) as soon as is reasonably practicable. The declaration must be made at a meeting of the Board, by notice in writing under regulation 26.7 or by general notice under regulation 26.8.

26.6	For the purposes of regulation 26.4 and regulation 26.5, subject to the Statutes:

26.6.1	an alternate Director must declare any interest in a transaction or arrangement to which his appointment relates, but need not declare any other interest; and

26.6.2	an interest of his appointor of which an alternate Director is aware (or ought reasonably to be aware) is treated as the interest of the alternate Director in addition to any interest which the alternate Director otherwise has, but need not be declared if the appointor has already declared it (or would not be required to declare it) in accordance with the relevant regulation.

26.7	A Director may make a declaration of interest under regulation 26.4 or regulation 26.5 by sending notice in writing to the other directors in hard copy (by hand or post) or, if the recipient has agreed to receive it in electronic form, in an agreed electronic form by agreed electronic means. The making of a declaration under this regulation 26.7 is deemed to form part of the proceedings at the next meeting of the Board after the notice is given and must be recorded in the minutes of that meeting in accordance with regulation 30.

26.8	A Director may satisfy his duty to make a declaration of interest under regulation 26.4 or regulation 26.5 by giving general notice to the other Directors to the effect that the Director has an interest (as member, officer, employee or otherwise) in a specified body corporate or firm, or is connected (for the purposes of the Statutes) with a specified person (other than a body corporate or firm), and is to be regarded as interested in any transaction or arrangement that may, after the date of the notice, be made with that body corporate, firm or person. The notice must state the nature and extent of the relevant interest or connection. The notice is not effective unless it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next such meeting after it is given.

26.9	If a declaration of interest under regulation 26.4 or regulation 26.5 proves to be, or becomes, inaccurate or incomplete, the Director must make a further declaration.

26.10	A Director need not declare an interest under regulation 26.4 or regulation 26.5:

26.10.1	unless the Director is aware (or ought reasonably to be aware) of the interest and of the transaction or arrangement in question;

26.10.2	if it cannot reasonably be regarded as likely to give rise to a conflict of interest;

26.10.3	if, or to the extent that, the other Directors are already aware of it (and for this purpose the other Directors are treated as aware of anything of which they ought reasonably to be aware); or

26.10.4	if, or to the extent that, it concerns terms of his service contract that have been or are to be considered by a meeting of the Board or by a committee of the Board appointed for the purpose.

26.11	A Director may continue or become a director or other officer, employee or member of any company promoted by the company or in which it may be interested as a seller, shareholder, or otherwise, and no such Director is accountable for any remuneration or other benefits derived as director or other officer, employee or member of such company.

26.12	Except as provided in regulation 26.14 or regulation 27 or elsewhere in these articles, a Director may not vote at a meeting of the Board or of a committee of the Board on any resolution concerning a matter in which he has, directly or indirectly, a material interest (other than an interest in shares or debentures or other securities of or in (or through) the company) which conflicts or may conflict with the interests of the company. For this purpose, a Director shall be deemed to have such a material interest in any contract, arrangement, transaction or other proposal concerning any other company in which he (either alone or together with any person connected with him, as provided in section 252, CA 2006) holds an interest representing one per cent. or more of any class of the equity share capital (calculated exclusive of any shares of that class held as treasury shares) of such company or of the voting rights available to members of the relevant company.

26.13	A Director is not counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

26.14	Notwithstanding the provisions of regulations 26.12, 26.13 and 27, a Director is entitled to vote and be counted in the quorum in respect of any resolution concerning any of the following matters:

26.14.1	the giving of any security, guarantee or indemnity to him in respect of money lent or obligations incurred by him or by any other person at the request of or for the benefit of the company or any of its subsidiaries;

26.14.2	the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

26.14.3	any proposal concerning an offer of shares or debentures or other securities of or by the company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant as the holder of such shares, debentures or other securities or in its underwriting or sub-underwriting;

26.14.4	any contract, arrangement, transaction or other proposal concerning any other company in which he (together with any person connected with him, as provided in section 252, CA 2006) is interested (directly or indirectly) whether as an officer, shareholder, creditor or otherwise, unless he (together with any person so connected with him) holds an interest representing one per cent. or more of any class of the equity share capital (calculated exclusive of any shares of that class held as treasury shares) of such company or of the voting rights available to members of the relevant company;

26.14.5	any contract, arrangement, transaction or other proposal concerning the adoption, modification or operation of a superannuation fund or retirement, death or disability benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by HM Revenue & Customs;

26.14.6	any contract, arrangement, transaction or proposal concerning the adoption, modification or operation of any scheme for enabling employees including full time executive Directors of the company and/or any subsidiary to acquire shares of the company or any arrangement for the benefit of employees of the company or any of its subsidiaries, which does not award him any privilege or benefit not awarded to the employees to whom such scheme relates; or

26.14.7	any contract, arrangement, transaction or proposal concerning insurance which the company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons including Directors.

26.15	A Director may not vote or be counted in the quorum on any resolution concerning his own appointment as the holder of any office or place of profit with the company or any company in which the company is interested, including fixing or varying the terms of his appointment or its termination.

26.16	Where proposals are under consideration concerning the appointment, including fixing or varying the terms of appointment, of two or more Directors to offices or employments with the company or any company in which the company is interested, such proposals may be divided and considered in relation to each Director separately. In such cases, each of the Directors concerned, if not debarred from voting under regulation 26.14.4, is entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

26.17	If any question arises at any meeting as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question must be referred to the chairman of the meeting and his ruling in relation to any other Director will be final and conclusive, except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed. If the question concerns the chairman, it must be referred to such other Director present at the meeting, other than the chairman, as the Directors present appoint.

26.18	Subject to the Statutes, the company may by ordinary resolution suspend or relax the provisions of regulations 26.4 to 26.17 to any extent or ratify any transaction not duly authorised by reason of a contravention of these articles.

27.	Conflicts of interest requiring Board authorisation

27.1	The Board may, if the quorum and voting requirements set out in this regulation 27 are satisfied, authorise any matter that would otherwise involve a Director (Relevant Director) breaching his duty under chapters 2 and 3 of part 10, CA 2006 to avoid conflicts of interest.

27.2	Any Director (including the Relevant Director) may propose that the Relevant Director be authorised in relation to any matter which is the subject of such a conflict. The proposal and any authority given by the Board will be determined in the same way as any other matter proposed to and resolved by the Board under these articles, except that the Relevant Director and any other Director with a similar interest:

27.2.1	will not count towards the quorum at the meeting at which the conflict is considered;

27.2.2	may, if the Board so decides, be excluded from any Board meeting while the conflict is under consideration; and

27.2.3	may not vote on any resolution authorising the conflict, but except that, if he or they in fact vote, the resolution will be valid if it would have been passed even if the vote or votes had not been counted.

27.3	Where the Board gives authority in relation to such a conflict:

27.3.1	the Board may (whether at the time of giving the authority or at any time or times subsequently) impose such terms upon the Relevant Director and any other Director with a similar interest as it deems appropriate, including, without limitation, the exclusion of the Relevant Director and any other Director with a similar interest from the receipt of information, or participation in discussion (whether at meetings of the Board or otherwise) or voting relating to the conflict;

27.3.2	the Relevant Director and any other Director with a similar interest will be obliged to comply with any terms imposed by the Board from time to time in relation to the conflict;

27.3.3	the authority may also provide that where the Relevant Director, and any other Director with a similar interest, obtains information that is confidential to a third party, the Relevant Director or such other Director, as the case may be, will not be obliged to disclose that information to the company, or to use the information in relation to the company’s affairs, where to do so would amount to a breach of that confidence;

27.3.4	the terms of the authority must be recorded in writing; and

27.3.5	the authority may be withdrawn by the Board at any time.

28.	Proceedings of Directors

28.1	The Board may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting are determined by a majority of votes. In case of an equality of votes, the chairman shall have a casting vote. A Director who is also an alternate Director is entitled, in the absence of the Director whom he is representing, to a separate vote on behalf of such Director in addition to his own vote. A Director may, and the Secretary on the requisition of a Director must, at any time call a meeting of the Board.

28.2	Notice of meetings of the Board is deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing or other means to him at his last known address or any other address (including an electronic address) given by him from time to time to the company for this purpose. A Director may request the Board that notices of Board meetings will be sent in writing to him at an electronic address given by him to the company.

28.3	The quorum necessary for the transaction of the business of the Board may be fixed by the Board, and unless so fixed at any other number, is a majority of the Board of Directors, to include (except in respect of any matter on which he is not eligible to vote) the Chairman of the Board. If a Board meeting is attended by a Director who is acting as an alternate for one or more other Directors, the Director or Directors for whom he is the alternate will be counted in the quorum despite their absence, and if on this basis there is a quorum the meeting may be held despite the fact that only one Director is physically present. A meeting of Directors for the time being at which a quorum is present is competent to exercise all powers and discretions for the time being exercisable by the Board.

28.4	All or any of the Directors, including alternates, or members of any committee of the Board may participate in a meeting of the Board or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. A person so participating is deemed to be present in person at the meeting and may vote or be counted in a quorum. Accordingly, a meeting of the Board or a committee of the Board may be held where each of those present or deemed to be present is in communication with the others only by telephone or other communication equipment. A meeting where those present or deemed to be present are in different locations is deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting then is.

28.5	The continuing Directors may act notwithstanding any vacancy in their body. If the number of the Directors is less than the prescribed minimum, the remaining Director or Directors must immediately appoint an additional Director or additional Directors to make up such minimum or convene a general meeting of the company for the purpose of making such appointment. If there is no Director or Directors able or willing to act, any two members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed holds office, subject to the provisions of the Statutes and these articles, only until the end of the annual general meeting of the company next following such appointment, unless he is re-elected during such meeting. He is eligible for re-election at such meeting and does not retire by rotation at such meeting nor is taken into account in determining the rotation or retirement of Directors at such meeting.

28.6	The Board may from time to time elect from their number, and remove, one or more deputy chairmen or vice chairmen and determine the period for which any such person is to hold office. The chairman of the Board or, if he is not eligible and willing to act, a deputy chairman or vice chairman (to be chosen, if in each case there are more than one, by agreement amongst them or, failing agreement, by lot) or in the absence of any of them, some other Director nominated by a majority of the other Directors in writing, presides at all meetings of the Board. If no such chairman, deputy chairman or vice chairman is elected, or if at any meeting the chairman or the deputy chairman or the vice chairman or such other Director is not present within five minutes after the time appointed for holding it, or if none of them is willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting. If at any time there is no chairman of the Board or he is prevented by incapacity from doing anything (including forming part of a quorum) reserved to the chairman by these articles, that thing may be done by a deputy chairman or vice chairman or, if there is none of these who is not incapacitated, any other Director.

28.7	A resolution in writing, agreed to by all the Directors for the time being entitled to vote on the relevant matter at a meeting of the Board or of a committee of the Board (if that number is sufficient to constitute a quorum), is as effective as a resolution passed at a Board meeting or of a committee of the Board, duly convened and held. For this purpose a Director signifies his consent to a proposed resolution in writing when the company receives from him or his alternate a document or an electronic communication at such address (including an electronic address) as may be specified by the company indicating his agreement to the resolution, authenticated in the manner required by section 1146, CA 2006.

28.8	A meeting of the Directors for the time being at which a quorum is present is competent to exercise all powers and discretions for the time being exercisable by the Board.

28.9	All acts done bona fide by any meeting of Directors, or of a committee of the Board, or by any person acting as Director, are as valid as if every such person had been duly appointed, was qualified, had continued to be a Director and had been entitled to vote, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such director or person acting as a Director, or that they or any of them were disqualified, or had vacated office, or were not entitled to vote.

29.	Secretary

29.1	Subject to the Statutes, the Secretary of the company is appointed by the Board on such terms and for such periods as they may think fit, and the Board may so appoint one or more assistant or deputy Secretary. Any Secretary or assistant or deputy Secretary so appointed may at any time be removed from office by the Board, without prejudice to any claim for damages for breach of any contract of service between him and the company.

29.2	Anything by CA 2006 required or authorised to be done by the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by any assistant or deputy Secretary or, if there is no assistant or deputy Secretary capable of acting, by any officer of the company authorised generally or specifically in that behalf by the Board. Any provision of the Statutes or of these articles requiring or authorising a thing to be done by a Director and Secretary is not satisfied by its being done by the same person acting both as Director and as, or in the place of, the Secretary.

30.	Minutes

30.1	The Board must ensure that minutes are made of:

30.1.1	all appointments of officers and committees made by the Board;

30.1.2	all declarations of Directors’ interests pursuant to regulation 26.7;

30.1.3	the names of the Directors present at each meeting of Board and of any committee of the Board and all business transacted at such meetings; and

30.1.4	all orders, resolutions and proceedings at all meetings of the company, of the holders of any class of shares in the company and of the Board and of committees of the Board.

30.2	Any such minute, if purporting to be signed by the chairman of the meeting at which the proceedings were held, or by the chairman of the next succeeding meeting, is prima facie evidence of the matters stated in such minutes without any further proof.

31.	Seal and authentication of documents

31.1	The Board may provide a common seal for the company and have power from time to time to destroy it and to substitute a new seal for it.

31.2	A document expressed to be executed by the company signed as provided by section 44(2), CA 2006 has effect as if executed under seal.

31.3	The Board may exercise the powers conferred on the company by section 50, CA 2006 with regard to having an official seal solely for sealing documents creating or evidencing securities of the company. Any such documents to which such official seal is affixed need not be signed by any person.

31.4	The Board must provide for the safe custody of the seal and the seal may never be used except by the authority of a resolution of the Board or of a committee of the Board authorised for that purpose by the Board. The Board may from time to time make such regulations as it thinks fit, subject to the provisions of these articles in relation to share and debenture certificates, determining the persons and the number of such persons who may sign every instrument to which the seal is affixed and, until otherwise so determined, every such instrument must be signed by one Director and must be countersigned by a second Director or by the Secretary.

31.5	The company may have official seals under the provisions of section 49, CA 2006 for use abroad. Wherever reference is made in these articles to the seal, the reference, when and so far as may be applicable, is deemed to include any such official seal.

31.6	Any Director or the Secretary or any person appointed by the Board for the purpose has power to authenticate any documents affecting the constitution of the company and any resolutions passed by the company or the Board or any committee of the Board, and any books, records, documents and accounts relating to the business of the company, and to certify copies of them or extracts from them as true copies or extracts. A document purporting to be a copy of a resolution, or a copy of or an extract from the minutes of a meeting of the company or of the Board or any committee of the Board, which is certified as stated, is conclusive evidence in favour of all persons dealing with the company upon the faith of any such copy that such resolution has been duly passed or, as the case may be, that such copy or extract is a true and accurate record of proceedings at a duly constituted meeting.

32.	Dividends

32.1	The profits of the company available for distribution and resolved to be distributed are applied in the payment of dividends to the members in accordance with their respective rights and priorities. The company in general meeting may declare dividends accordingly.

32.2	No dividend or interim dividend is payable otherwise than in accordance with the provisions of the Statutes and no dividend may exceed the amount recommended by the Board.

32.3	Subject to the rights of persons, if any, entitled to shares with preferential or other special rights as to dividends, all dividends must be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid. No amount paid up on a share in advance of the date on which a call is payable may be treated as paid up for this purposes. All dividends will be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, except that if any share is issued on terms providing that it carries any particular rights as to dividend, such share will rank for dividend accordingly.

32.4	Subject to the provisions of the Statutes and of these articles, the Board may, if they think fit, from time to time pay to the members such interim dividends as appear to the Board to be justified by the distributable profits of the company. If at any time the share capital of the company is divided into different classes, the Board may pay such interim dividends in respect of those shares in the capital of the company which confer on their holders deferred or non-preferred rights, as well as in respect of those shares which confer on their holders preferential rights with regard to dividend. No dividend, whether interim, final or otherwise, may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The Board may also pay half-yearly, or at other suitable intervals to be settled by them, any dividend which may be payable at a fixed rate if they are of the opinion that the distributable profits justify the payment and if and to the extent that such payment is permitted by the Statutes. So long as the Board act in good faith, they will not incur any responsibility to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights.

32.5	Subject to the provisions of the Statutes or as otherwise required by law, where any asset, business or property is bought by the company as from a past date, whether such date is before or after the incorporation of the company, the profits or losses attributable to it as from such date may at the discretion of the Board in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the company. Except as stated, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Board be treated as revenue and it will not be obligatory to capitalise it or any part of it.

32.6	The Board may deduct from any dividend or other money payable to any member on or in respect of a share all sums of money, if any, presently payable by him to the company on account of calls or otherwise in relation to the shares of the company. The company may cease to send any cheque or warrant through the post for any dividend payable on any shares in the company which is normally paid in that manner on those shares if, in respect of at least two consecutive dividends payable on those shares, the cheques or warrants have been returned undelivered or remain uncashed or, if following one such occasion, reasonable enquiries have failed to establish any new address of the registered holder. Subject to the provisions of these articles, the company must recommence sending cheques or warrants in respect of dividends payable on those shares if the holder or person entitled by transmission claims the arrears of dividend and does not instruct the company to pay future dividends in some other way.

32.7	The Board may retain the dividends payable upon shares in respect of which any person is, under the provisions as to the transmission of shares contained in these articles, entitled to become a member, or which any person is under those provisions entitled to transfer, until such person becomes a member in respect of such shares or transfers them.

32.8	All dividends, interest or other sums payable and unclaimed for one year, after having been declared, may be invested or otherwise made use of by the Board for the benefit of the company until claimed and the company is not constituted a trustee in respect of them. No dividend will bear interest as against the company.

32.9	Any dividend which has remained unclaimed for a period of 12 years from the date on which it becomes due for payment will, if the Board so resolve, be forfeited and cease to remain owing by the company and will from then on belong to the company absolutely.

32.10	Any dividend or other money payable on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled to it and, in the case of joint holders, to any one of such joint holders or, to such person and such address as the holder or joint holders may in writing direct. Every such cheque or warrant will be made payable to the order of the person to whom it is sent or to such other person as the holder or joint holders may in writing direct and payment of the cheque or warrant is a good discharge to the company. Every such cheque or warrant will be sent at the risk of the person entitled to the money.

32.11	If several persons are registered as joint holders of any share any one of them may give effectual receipts for any dividend or other money payable on or in respect of the share.

32.12	The Board may, if authorised by an ordinary resolution of the company, offer any holders of Ordinary Shares the right to elect to receive Ordinary Shares, credited as fully paid, instead of cash in respect of the whole, or some part, to be determined by the Board, of any dividend specified by the ordinary resolution. The following provisions will apply:

32.12.1	an ordinary resolution may specify a particular dividend or may specify all or any dividends declared within a specified period but such period may not end later than the beginning of the annual general meeting next following the date of the meeting at which the ordinary resolution is passed;

32.12.2	the entitlement of each holder of Ordinary Shares to new Ordinary Shares is such that the relevant value of the entitlement is as nearly as possible equal to, but not greater than, the cash amount, disregarding any tax credit of the dividend that such holder elects to forgo. For this purpose, relevant value is calculated by reference to the average of the middle market quotations for the company’s Ordinary Shares on the relevant stock exchange, on the day on which the Ordinary Shares are first quoted “ex” the relevant dividend and the four subsequent dealing days or in such other manner as may be determined by or in accordance with the ordinary resolution. A certificate or report by the auditors as to the amount of the relevant value in respect of any dividend is conclusive evidence of that amount;

32.12.3	on or as soon as practicable after announcing that they are to declare or recommend any dividend, the Board, if they intend to offer an election in respect of that dividend, must also announce that intention, and, after determining the basis of allotment, if the Board decide to proceed with the offer, must notify the holders of Ordinary Shares in writing of the right of election and specify the procedure to be followed and the place (or places) at which, and the latest time by which, elections must be lodged in order to be effective;

32.12.4	the Board may not proceed with any election unless it has authority to allot sufficient shares and the company has sufficient reserves or funds that may be capitalised to give effect to the election after the basis of allotment is determined;

32.12.5	the Board may exclude from any offer any holders of Ordinary Shares where the Board believes that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them;

32.12.6	the dividends, or that part of the dividend in respect of which a right of election has been offered, will not be payable on Ordinary Shares other which an election has been made (Elected Ordinary Shares) and, instead, additional Ordinary Shares will be allotted to the holders of the Elected Ordinary Shares on the basis of the allotment calculated as stated. For such purpose, the Board will capitalise, out of any amount for the time being standing to the credit of any reserve or fund, including the profit and loss account, whether or not it is available for distribution as the Board may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on that basis and apply it in paying up in full the appropriate number of Ordinary Shares for allotment and distribution to the holders of the Elected Ordinary Shares on that basis; and

32.12.7	the additional Ordinary Shares when allotted will rank equally in all respects with the fully paid Ordinary Shares then in issue except that they will not be entitled to participate in the relevant dividend.

32.13	A general meeting declaring a dividend may, upon the recommendation of the Board, direct payment of such dividend wholly or in part by the distribution of specific assets, and in particular of paid up shares or debentures of the company or any other company, and the Board must give effect to such resolution. Where any difficulty arises in regard to the distribution, they may settle it as they think expedient and, in particular but without limitation, may issue fractional certificates and may fix the value for distribution of such specific assets or any part of them, and may determine that cash payments will be made to any members upon the basis of the value so fixed, in order to adjust the rights of members. They may vest any specific assets in trustees upon trust for the persons entitled to the dividend as may seem expedient to the Board, and generally may make such arrangements for the allotment, acceptance and sale of such specific assets or fractional certificates, or any part of them, and otherwise as they think fit.

33.	Reserves

33.1	Subject to the provisions of the Statutes, the Board may before recommending any dividend, whether preferential or otherwise, carry to reserve out of the profits of the company, including any premiums received upon the issue of debentures or other securities of the company, such sums as they think proper as a reserve or reserves.

33.2	All sums standing to reserve may be applied from time to time at the discretion of the Board for meeting depreciation or contingencies or for special dividends or bonuses or for equalising dividends or for repairing, improving or maintaining any of the property of the company or for such other purposes as the Board may decide are conducive to the objects of the company or any of them. Pending their application such sums may either be employed in the business of the company or be invested in such investments as the Board think fit.

33.3	The Board may divide the reserve into such special funds as they think fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve has been divided, as they think fit. Any sum which the Board may carry to reserve out of the unrealised profits of the company will not be mixed with any reserve to which profits available for distribution have been carried. The Board may also without placing them to reserve carry forward any profits which they may think it not prudent to divide.

34.	Capitalisation of profits

34.1	Subject as set out in regulations 34.2 and 34.3 the Board may with the authority of an ordinary resolution of the company:

34.1.1	resolve to capitalise any undivided profits (including profits standing to the credit of any reserve) of the company, whether or not they are available for distribution, or any sum standing to the credit of the company’s share premium account, redenomination reserve or capital redemption reserve;

34.1.2	appropriate the profits or sum resolved to be capitalised to the members in proportion to the nominal amount of Ordinary Shares, whether or not fully paid, held by them respectively, and apply such profits or sum on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such members respectively, or in paying up in full shares or debentures of the company of a nominal amount equal to such profits or sum, and allot and distribute such shares or debentures credited as fully paid up, to and amongst such members, or as they may direct, in due proportion, or partly in one way and partly in the other;

34.1.3	resolve that any shares allotted under this regulation to any member in respect of a holding by him of any partly paid Ordinary Shares will, so long as such Ordinary Shares remain partly paid, rank for dividends only to the extent that such partly paid Ordinary Shares rank for dividend;

34.1.4	make such provisions by the issue of fractional certificates or by payment in cash or otherwise as the Board think fit for the case of shares or debentures becoming distributable under this regulation in fractions;

34.1.5	authorise any person to enter on behalf of all the members concerned into an agreement with the company providing for the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled upon such capitalisation and any agreement made under such authority being effective and binding on all such members; and

34.1.6	generally do all acts and things required to give effect to such resolution.

34.2	The share premium account, redenomination reserve and capital redemption reserve and any such profits which are not available for distribution may, for the purposes of regulation 34.1, only be applied in the paying up of unissued shares to be allotted to members credited as fully paid.

34.3	In the case where any sum is applied in paying amounts for the time being unpaid on any shares of the company or in paying up in full debentures of the company, the amount of the net assets of the company at that time must be not less than the aggregate of the called up share capital of the company and its undistributable reserves and must not be reduced below that aggregate by the payment of those amounts as shown in the latest audited accounts of the company, or such other accounts as may be relevant.

35.	Accounts

35.1	The Board must ensure that proper accounting records are kept in accordance with the Statutes.

35.2	The accounting records must be kept at the office, or, subject to the provisions of the Statutes, at such other place as the Board think fit, and must always be open to inspection by the officers of the company. No member, other than a Director, has any right of inspecting any account or book or document of the company, except as conferred by the Statutes or authorised by the Board or by the company in general meetings.

35.3	The Board must from time to time, in accordance with the provisions of the Statutes, ensure that there are prepared and laid before the company in general meeting such profit and loss accounts balance sheets, group accounts, if any, and reports as are specified in the Statutes.

35.4	Subject to the Statutes, a copy of every Directors’ report and Auditors’ report accompanied by the company’s annual accounts and every other document required by law to be attached to them or a summary financial statement derived from the company’s annual accounts, prepared in accordance with the Statutes, must, not less than 21 clear days before the date of the meeting at which copies of those documents are to be laid, be sent to every member (whether or not entitled to receive notices of general meetings) and to every holder of debentures of the company (whether nor not entitled to receive notices of general meetings) and to the Auditors and to every other person who is entitled to receive notices of general meetings from the company. This regulation 35.4 does not require such documents to be sent to any member or holder of debentures of whose address the company is not aware nor to more than one of the joint holders of any shares or debentures.

35.5	The accidental omission to send any document required to be sent to any person under regulation 35.4 or the non-receipt of any document by any person entitled to receive it does not invalidate any such document or the proceedings at the general meeting.

35.6	The required number of such documents must, at the same time, be filed or published as required by the Listing Rules.

36.	Record dates

Notwithstanding any other provision of these articles, the company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before any date on which such dividend, distribution, allotment or issue is paid or made and on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared.

37.	Audit

37.1	Auditors must be appointed and their duties, powers, rights and remuneration regulated in accordance with the provisions of CA 2006.

37.2	Once at least in every year the accounts of the company must be examined and the correctness of the balance sheet, profit and loss account and group accounts, if any, ascertained by the Auditors.

38.	Notices

38.1	A notice or other document or information to be sent to or by any person under these articles (other than a notice calling a meeting of the Board or of a committee of the Board) must be in writing or sent using electronic communication to an electronic address notified for that purpose to the person sending the notice or other document or information.

38.2	A notice or other document or information may be delivered or sent to a member or another person by the company personally or by letter. Any letter must be sent by first class post and addressed to such member or other person at the postal address in the Register (or at another address notified for the purpose) or left at that address in any envelope addressed to that member or other person. Electronic communications may be used for sending a notice or other document or information to a member or other person where that member or other person has agreed, or is deemed to have agreed, to the use of electronic communication and has specified an electronic address for this purpose. A notice or other document or information may be sent to a member or other person by the company by placing it on a website and sending the member or other person concerned notification of the availability of the notice, document or information on the website, where the member or other person has agreed, or is deemed, as provided by the Statutes, to have agreed to having such notices, documents or information sent to him in that manner.

38.3	Without prejudice to regulation 38.2, the company may send or supply a notice or any other document or information that is required or authorised to be sent or supplied to a member or any other person by the company by any provision of the Statutes, or pursuant to these articles or to any other rule or regulation to which the company may be subject, in electronic form or by making it available on a website, and the provisions of schedule 5 CA 2006 will apply whether or not any such notice, document or information is required or authorised by the Statutes to be sent or supplied.

38.4	Any notice or other document or information to be sent to a member or other person may be sent by reference to the Register or the company’s other records as they stand at any time within the period of 15 days before the notice or other document or information is sent and no change in the Register or the company’s other records after that time will invalidate the sending of the notice or other document or information.

38.5	In the case of joint holders of a share, a notice or other document or information will be sent to whichever of them is named first in the Register and a notice or other document or information sent in this way is sufficiently sent to all the joint holders.

38.6	If, on three consecutive occasions, a notice or other document or information sent to a member or other person is returned undelivered, such member or other person will not thereafter be entitled to receive notices or other documents or information from the company until he has communicated with the company and supplied in writing to it a new address for the service of notices or other documents or information or has informed the company, in such manner as may be specified by the company, of an electronic address for the service of notices or other documents or information by electronic communication. For these purposes, a notice or other document or information sent by post will be treated as returned undelivered if it is sent back to the company or its agents and a notice or other document or information sent by electronic communication will be treated as returned undelivered if the company or its agents receive notification that it was not delivered to the address to which it was sent.

38.7	Any notice or other document or information sent addressed to a member or another person at his registered address (or another address or an electronic address notified for the purpose) is deemed to be served, if personally delivered, at the time of delivery or, if sent by first class post, 48 hours after the letter is posted or, in the case of a notice or other document or information contained in an electronic communication, on the same day it is sent. A notice or other document or information left at such an address is deemed to be received on the day it is left. In proving service it is sufficient to establish that the letter was properly addressed and, if sent by post, prepaid or stamped and posted. Proof that a notice or other document or information contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators will be conclusive evidence that the notice or other document or information was received.

38.8	Any member present, either personally or by proxy, at any general meeting of the company or of the holders of any class of shares in the company will for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was called.

38.9	A person who becomes entitled by transmission, transfer or otherwise to a share is bound by a notice in respect of that share (other than a notice served by the company under a Section 793 Notice (“Notice by company requiring information about interests in its shares”)) which, before his name is entered in the Register, has been properly sent to a person from whom he derives his title.

38.10	Where a person is entitled by transmission to a share, the company may send a notice or other document or information to that person as if he were the holder of a share by addressing it to him or to the representative of the deceased or trustee of the bankrupt member at an address or electronic address supplied for that purpose by the person claiming or be entitled by transmission. Until an address has been supplied, a notice or other document or information may be sent in any manner in which it might have been sent if the death or bankruptcy or other event had not occurred. The giving of notice in accordance with this regulation 38.10 is sufficient notice to all other persons interested in the share.

38.11	If, by reason of the suspension or curtailment of postal or electronic communication services in the country where the head office of the company is located, the company is unable effectively to convene a general meeting by notice sent through the post or by electronic communication, or to send any other document or information by post or by electronic communication.

38.12	The Board may at any time and in its sole discretion choose (a) to serve, send or supply notices, documents or other information in hard copy form alone to some or all members and (b) except as required by law, not to serve, send or supply a notice, document or other information to a particular member or other person otherwise entitled to receive it where the Board believes this necessary or appropriate to deal with legal, regulatory or practical problems in, or under the laws of, any territory.

38.13	Any requirement to put a document on display or make it available for inspection by any persons may be satisfied by making it available to the persons entitled to inspect it for the required period on a website or by other electronic means.

39.	Untraced shareholders

39.1	The company is entitled to sell at the best price reasonably obtainable any share of a member or any share to which a person is entitled by transmission if:

39.1.1	during a period of 12 years the company has paid at least three dividends, whether interim or final in respect of the share in question and all cheques and warrants in respect of any such dividend sent in the manner authorised by these articles by the company have been returned undelivered or remained uncashed and no communication has been received by the company from the member or the person entitled by transmission;

39.1.2	the company has, after the expiry of the period of 12 years, used such efforts as it considers reasonable to trace the relevant person and sent notice of its intention to sell the shares to the last known address of that person at which service of notices may be effected under these articles;

39.1.3	the company has not, during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale, received any communication from the member or person entitled by transmission; and

39.1.4	the company has first complied with any applicable requirements (including in respect of giving notice or other information) of the Listing Rules.

39.2	To give effect to any such sale, the Board may, in relation to certificates shares, appoint any person to execute as transferor an instrument of transfer of such share and such instrument of transfer will be as effective as if it had been executed by the registered holder of or person entitled by the transmission to such share. In relation to uncertificated shares the Board may, in accordance with the Statutes, issue a written notification to the Operator of the relevant system requiring conversion of the shares into certificated form and exercise any of the company’s powers to effect the transfer of the shares to, or in accordance with the directions of, the purchaser and the exercise of such powers will be as effective as if exercised by the registered holder of, or person entitled by shares the transferee is not bound to see to the application of the purchase money and the title of the transferee is not affected by any irregularity or invalidity in the proceedings relating to the sale.

39.3	The company must account to the member or other person entitled to such share for the net proceeds of such sale by crediting all money in respect of those proceeds to a separate account, which are a permanent debt of the company, and the company will be deemed to be a debtor and not a trustee in respect of it for such member or other person. Money carried to such separate account may either be employed in the business of the company or invested in such investments, other than shares of the company or its holding company if any, as the Board may from time to time think fit.

40.	Destruction of documents

40.1	The company may destroy:

40.1.1	any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

40.1.2	any dividend mandate or any variation or cancellation of it or any notification of change of name or address (including an electronic address) at any time after the expiry of two years from the date such mandate, variation, cancellation or notification was recorded by the company; or

40.1.3	any other document on the basis of which any entry in the Register is made at any time after the expiry of six years from the date an entry in the Register was first made in respect of it.

40.2	It will be conclusively presumed in favour of the company that every share certificate so destroyed was a valid certificate duly and properly cancelled, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed under regulation 40.1 was a valid and effective document, in accordance with its recorded particulars in the books or records of the company.

40.3	The provisions of regulation 40.2 apply only to the destruction of a document in good faith and without express notice to the company that the preservation of such document was relevant to a claim.

40.4	Nothing contained in regulation 40.1 is construed as imposing upon the company any liability in respect of the destruction of any such document earlier than as set out in regulation 40.1 or in any case where the conditions of regulation 40.3 are not fulfilled.

40.5	References in this regulation 40 to the destruction of any document include references to its disposal in any manner.

41.	Winding up

41.1	If the company is wound up, whether the liquidation is voluntary, under supervision or by the court, the liquidator may, with the authority of a special resolution, divide among the members (excluding any holding shares or treasury shares) in specie the whole or part of the assets of the company, whether or not the assets consist of property of one kind or of different kinds. For those purposes the liquidator may set such value as he deems fair upon any one or more class or classes of property and may determine how such division will be effected as between the members or different classes of members. If any such division is carried out otherwise than in accordance with the existing rights of the members, every member will have the same right of dissent and other ancillary rights as if such resolution were a special resolution passed in accordance with section 110, Insolvency Act 1986. The liquidator may, with the same authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator, with the same authority, thinks fit and the liquidation of the company may be closed and the company dissolved. No member will be compelled to accept any shares in respect of which there is a liability.

41.2	The Board must exercise the power conferred upon them by section 247, CA 2006 only with the prior sanction of a special resolution. If at any time the capital of the company is divided into different classes of shares, subject to the terms of issue of the relevant shares the exercise of such power is deemed to be a variation of the rights attached to each class of shares and, accordingly, requires the prior consent in writing of the holders of three fourths in nominal value of the issued shares of each class (excluding treasury shares) or the prior sanction of a special resolution passed at a separate meeting of the holders of the shares of each class (excluding any shares of a class held as treasury shares) convened and held in accordance with the provisions of regulation 3.9.

42.	Indemnity

Subject to the provisions of the Statutes, every Director or other officer (except the Auditors) of the company will be indemnified out of the assets of the company, against all costs, charges, expenses, losses and liabilities which he may sustain or incur in connection with the execution of his duties and powers or otherwise in relation to them. Without prejudice to the generality of the previous sentence, any such person will be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in relation to anything done or omitted or alleged to have been done or omitted by him as an officer of the company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any breach of duty by him) or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the company. Subject to the Statutes, the company may purchase and maintain for the company and for any Director, Secretary or other officer of the company insurance against any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be liable for or guilty in relation to the company.

43.	Indemnity against claims in respect of shares

43.1	The provisions of regulation 43.2 will apply whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability on the company to make any payment, or empowers any government or taxing authority or government official to require the company to make any payment, in respect of any shares held either jointly or solely by a member or in respect of any dividends or other money due or payable or accruing due or which may become due or payable to such members by the company or in respect of any such shares or for or on account or in respect of any member in consequence of:

43.1.1	the death or bankruptcy of such member;

43.1.2	the non-payment of any income tax or other tax by such member; or

43.1.3	the non-payment of any inheritance tax or any estate, probate, succession, death, stamp or other duty by the executors or administrators or other legal personal representatives of such member or by or out of his estate.

43.2	In the circumstances described in regulation 43.1 the company:

43.2.1	will be fully indemnified by such member or his executors or administrators or his other legal personal representatives from all liability arising by virtue of such law; and

43.2.2	may recover as a debt due from such member or his executors or administrators or his other legal personal representatives wherever constituted or residing, any money paid by the company under or in consequence of any such law, together with interest on it at the rate of 15 per cent. per annum from the date of payment to the date of repayment.

43.3	Nothing contained in regulations 43.1 and 43.2 prejudices or affects any right or remedy which any law may confer or purport to confer on the company and, as between the company and every such member as is referred to in regulation 43.1, his executors, administrators or other legal personal representatives, and estate wherever constituted or situated, any right or remedy which such law confers or purports to confer on the company will be enforceable by the company.

44.	Derivative actions

The rights provided under CA 2006 as are provided to shareholders in respect of derivative suits, shall apply to the company and to the rights of the members of the company to bring suits or claims against the company.

45.	Deferred shares

45.1	Any deferred shares of the company from time to time in issue will have the rights and be subject to the limitations and restrictions set out in this regulation 45 as well as such further rights, limitations and restrictions (not being inconsistent with those set out in this regulation) as may be determined by the Board before their allotment. The deferred shares will rank pari passu with each other.

45.2	On a return of capital on a winding up, there shall be paid to the holders of the deferred shares only an amount equal to the amount credited as paid up on them, which will be paid only after the holders of all Ordinary Shares then in issue have received in cash or specie USD10,000,000 for every USD1 credited as paid up on the Ordinary Shares. The holders of the deferred shares will not be entitled to receive any other return of capital or any dividend or distribution declared, made or paid and will have no further right of participation in the assets of the company.

45.3	Except as required by law, the holders of the deferred shares will not be entitled to receive notice of, nor attend or speak or vote at, any general meeting of the company. The company will have the irrevocable authority to appoint a single holder or any other person on behalf of all holders of deferred shares to exercise any vote to which holders of deferred shares may be entitled in any circumstances or for any other matter connected to the deferred shares.

45.4	No deferred share will be transferable at any time other than pursuant to regulation 45.6 or with the prior written consent of the directors. The directors will have the right to refuse to register any transfer undertaken without their prior written consent. A holder will not be entitled to receive a share certificate (or recognition in a CREST account) in respect of any deferred share, except as required by law.

45.5	The rights attached to the deferred shares will not be deemed to be varied or abrogated by: the creation, allotment or issue of any new shares ranking in priority to, pari passu with or subsequent to them; any amendment or variation of the rights of any other class of shares of the company; the company reducing its share capital; or the surrender, purchase or cancellation of any share, whether or not a deferred share.

45.6	The company has the irrevocable authority to authorize and instruct any person appointed for the purpose by the company as agent for all the holders of deferred shares to execute on behalf of those holders a transfer of the deferred shares and/or an agreement to transfer and/or sell them to the company or any other person and such other documents as the company may consider necessary or desirable in connection with such a transfer and/or purchase, in each case without obtaining the sanction of any of those holders, and for no consideration or such consideration as the directors may determine (which may be an aggregate payment of USD0.01 in respect of the aggregate number of deferred shares being transferred or purchased by all holders). The company has the irrevocable authority to cancel any deferred share in accordance with the Statutes without making any payment to the holder.

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